UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 11, 2001









                    ELAST TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)

Nevada                      000-25485                 88-0380544
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(State of                  (Commission          (I.R.S. Employer
Organization)              File Number)      Identification No.)


3960 Howard Hughes Pkwy., 5th Floor, Las Vegas, NV         89109
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(Address of principal executive offices)               (Zip Code)

                         (702) 878-8310
       Registrant's telephone number, including area code



ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

Pursuant to a AcquisitionAgreement (the "Agreement") entered into on June 11, 2001, Elast Technologies, Inc., a Nevada corporation ("Elast" or the "Company"), acquired one hundred percent (100%) of all the outstanding shares of common stock ("Common Stock") of PTS, Inc., a Nevada corporation ("PTS") for a total of 9,000,000 shares. Under the terms of the Agreement, PTS will also the sum of US$1 million to be paid in $80,000.00 monthly installments commencing August 1, 2001 until July 1, 2002, with the remaining $40,000.00 to be paid August 1, 2002.

The Acquisition was approved by the unanimous consent of the Board of Directors of Elast and the shareholders of PTS on June
11, 2001. Elast shall change its name to PTS, Inc.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by the Company) at June 25, 2001 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, and (ii) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

Title of    Name/Address             Shares        Percentage
Class       of Owner                 Beneficially  Ownership
                                     Owned
Common      Peter Chin (1)             4,500,000       27.88%
            3220 Westleigh Ave.
            Las Vegas, NV 89102

Common      Sandy Chin (1)             4,500,000       27.88%
            3220 Westleigh Ave.
            Las Vegas, NV 89102

Common      Total owners of 5% or      9,000,000       55.75%
            more

Beneficial Holdings of Officer and Directors:

Title of    Name/Address             Shares        Percentage
Class       of Owner                 Beneficially  Ownership
                                     Owned
Common      Thomas Krucker (2)           526,734        3.03%
            2505 Rancho Bel Air
            Las Vegas, NV 89107

Common      Phillip Flaherty (3)         500,000        2.88%
            604 Heartline Drive
            Las Vegas, NV 89145

Common      Brian Loke (4)               200,000        1.15%
            6 Ridgewood Ct.
            Belmont, CA 94002

Common      Total ownership of         1,226,734        7.07%
            officers and directors
            (3 individuals)

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(1)  Peter  and  Sandy  Chin  are husband  and  wife.  Therefore, together they hold 9,000,000 shares of common stock, which represents 55.75% of the outstanding shares.

(2) Includes (i) 18,000 shares of the Company's common stock are held by Mr. Krucker; (ii) 8,734 shares held in a trust in the name of Mr. Krucker's spouse, Katherine; and
     (iii) 500,000 shares Mr. Krucker has a right to acquire within 60 days pursuant to a warrant.

(3) Includes 500,000 shares Mr. Flaherty has a right to acquire within 60 days pursuant to a warrant.

(4)  Includes   200,000  shares  Mr. Loke  has a right to acquire
     within 60 days pursuant to a warrant.

A copy of the Agreement has been filed as an exhibit to this Form
8-K and is incorporated in its entirety.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Acquisition Agreement, entered into on June 11, 2001, Elast Technologies, Inc. acquired one hundred percent (100%) of the issued and outstanding shares of common stock (Common Stock) of PTS, Inc., a Nevada corporation from all of the shareholders of the issued and outstanding Common Stock of PTS, in exchange for a total of 9,000,000 shares of common stock. PTS will aslo pay the sum of US$1 million to be paid in $80,000.00 monthly installments commencing August 1, 2001 until July 1, 2002, with the remaining $40,000.00 to be paid August 1, 2002. No material relationship exists between the selling shareholders of PTS or any of its affiliates, any director or officer, or any associate of any such director or officer of PTS and the Company. The consideration exchanged pursuant to the Agreement was negotiated between PTS and the Company in an arm's-length transaction.

ITEM 5.   OTHER

On June 5, 2001, Dr. Eduardo Daniel Jimenez Gonzalez resigned as a director of the Company effective immediately.

On June 8, 2001, Dr. Robert D. Milne resigned as the Secretary and a director of the Company, effective immediately. Dr. Milne also accepted the position as Director of the Chiropractic Division and Director of the Allergy Division of PTS, Inc., effective immediately.

On  June  26,  2001,  the  board of directors  appointed  Phillip
Flaherty and Brian Loke as members of the Board of Directors, effective immediately. Mr. Thomas Krucker resigned as the
President and Treasurer, effective on June 26, 2001, but continues to remain as a member of the board of directors and as the Secretary of the Company as well as the CEO. Mr. Flaherty was appointed as President, and Mr. Loke was appointed as the Treasurer to replace Mr. Krucker's resignation as the President and Treasurer.

On June 26, 2001, the Company increased the authorized shares of its common stock from 25,000,000 shares, par value $0.001 per share to 250,000,000 shares of common stock, par value $0.001 per share.

On June 26, 2001, the Company also changed its name to PTS, Inc.

ITEM 7.   FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL  INFORMATION
          AND EXHIBITS

     a) The Audited Financial Statements for PTS, Inc. for the period ended June 30, 2001 will be filed on or before August 25, 2001.

     b)   The  pro-forma  financial  statements,  which  serve to
          state the  results  of 2000 as if the two companies had
          combined  operations   during  2000 will be filed on of
          before August 25, 2001.



EXHIBITS

     2.1  Acquisition Agreement

     3    Articles of Exchange

     3.1  Certificate of Amendment


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Elast Technologies, Inc.


                           By: /s/ Phillip Flaherty
                              Phillip Flaherty, President

                           Date: June 26, 2001